UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1 East Armour Boulevard, Kansas City, Missouri	64111
	(Address of principal executive offices)	(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	NASDAQ Capital Market
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2019, Hostess Brands, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals and cast their votes as follows.

Proposal 1: Election of Directors

The stockholders voted for the nominees for election as Class III directors to serve for a term that shall expire at the 2022 Annual Meeting of Stockholders. The results of the vote taken were as follows:

Nominee	For	Withheld	Broker Non-Vote
C. Dean Metropoulos	87,881,035	32,068,568	3,620,575
Laurence Bodner	89,984,643	29,964,960	3,620,575
Neil P. DeFeo	79,626,358	40,323,245	3,620,575

Proposal 2: Say-on-Pay

The stockholders voted, on an advisory basis, to approve the compensation paid to the Company’s named executive officers for 2018. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
111,055,581	8,675,126	218,896	3,620,575

Proposal 3: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of KPMG LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2019. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
122,990,910	429,067	150,201	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: June 4, 2019	By:	/s/ Thomas A. Peterson
	Name:	Thomas A. Peterson
	Title:	Executive Vice President, Chief Financial Officer